UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-24185

Date of Report: September 4, 2007

CHINA AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)
Florida	65-0636168
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

444 Washington Blvd., Unit 2424, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

(201) 420-1076
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On September 4, 2007 China Aoxing and Zhenjiang Yue entered into an amendment to the Stock Purchase Agreement pursuant to which Mr. Yue has agreed to sell to China Aoxing 35% of Hebei Aoxing Pharmaceutical Group Co., Ltd.  The amendment provided:

•

that the entire $3.08 million purchase price will be paid by delivery of a five-year subordinated promissory note in the principal amount of $3.08 million, bearing interest at 5% per annum; and

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that the date on which the contract will terminate if not previously closed will be changed from September 14, 2007 to September 14, 2008.

Closing of the acquisition remains contingent on China Aoxing obtaining in excess of $5 million in additional capital after August 1, 2006.

On September 6, 2007 China Aoxing issued a press release regarding the amendment, a copy of which is filed as an exhibit to this Report.

Item 9.01

Financial Statements and Exhibits

Exhibits

10-a

Agreement between China Aoxing Pharmaceutical Company and Mr. Zhenjiang Yue dated September 4, 2007.

99.

Press release dated September 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Aoxing Pharmaceutical Company, Inc.

Dated:  September 6, 2007

By:/s/Zhenjiang Yue

         Zhenjiang Yue, Chief Executive Officer